Exhibit 3.222

BY - LAWS

OF

COHOES FASHIONS OF CRANSTON, INC.

(a Rhode Island corporation)

ARTICLE I

SHAREHOLDERS

1. CERTIFICATES REPRESENTING SHARES. Certificates representing shares shall set forth thereon the statements prescribed by Sections 7-1.1-15 and 7-1.1-21 of the Rhode Island Business Corporation Act and by any other applicable provision of law, shall be signed by the Chairman or a Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof. Any or all of the signatures on any such share certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a share certificate shall have ceased for any reason to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of its issue.

A certificate representing shares shall not be issued until the share or shares represented thereby are fully paid.

The corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may require the owner of any lost or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate.

2. FRACTIONAL SHARE INTERESTS. The corporation may issue fractions of a share, arrange for the disposition of fractional interests by those entitled thereto, pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share. A certificate for a fractional share shall, but scrip shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip to be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the condition that the shares for which scrip is exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip, or subject to any other conditions which the Board of Directors may deem advisable.

3. SHARE TRANSFERS. Upon compliance with provisions restricting the transferability of shares, if any, transfers of shares of the corporation shall be made only on the stock transfer book of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon.

4. RECORD DATE - FOR SHAREHOLDERS. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, not less than ten days and not more than sixty days. In lieu of closing the stock transfer books, the Board of Directors, may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof. The record date for determining shareholders entitled to express consent in writing without a meeting, when no notice of the meeting is mailed, shall be the day on which the first written consent is expressed.

5. MEANING OF CERTAIN TERMS. As used in these By-Laws in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “shareholder” or “shareholders” refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Articles of Incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom the Rhode Island Business Corporation Act confers such rights notwithstanding that the Articles of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

6. SHAREHOLDER MEETINGS.

•	TIME. The annual meeting shall be held on the day of in each year, commencing with the year 19 , or, if such day is a legal holiday, on the following business day. A special meeting shall be held on the date designated by the directors.

•	PLACE. Annual meetings and special meetings shall be held at such place within or without the State of Rhode Island as the Board of Directors shall fix, or, if the Board of Directors shall fail to fix such place, then at the registered office of the corporation in Rhode Island.

•	CALL. Annual meetings may be called by the directors, by the Chairman of the Board, if any, the President, the Secretary, or by any officer instructed by the directors to call the meeting. Special meetings may be called in like manner or by the holders of not less than one-tenth of all shares.

•	NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. Except as may be otherwise provided by the Rhode Island Business Corporation Act, written notice stating the place, day, and hour of each meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days (or not less than any such other minimum period of days as may be prescribed by the Rhode Island Business Corporation Act) nor more than sixty days before the date of the meeting either personally or by mail by or at the direction of the directors, the President, the Secretary or the officer or persons calling the meeting, to each shareholder. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage prepaid. The notice of any annual or special meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the Rhode Island Business Corporation Act. Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by any such shareholder, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a shareholder at a meeting shall constitute a waiver of notice of such meeting, except when such shareholder attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of shareholders need be specified in any written waiver of notice.

•	VOTING LIST. A list of shareholders as of the record date, certified by the Secretary or any other corporate officer responsible for its preparation or by a transfer agent, if any, shall be made available to the inspectors of election, or person presiding thereat, at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. The persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting. If the right to vote at any meeting is challenged, the inspectors of election, or the person presiding thereat, shall rely on such list to determine the right of the person challenged to vote.

•	CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

•	PROXY REPRESENTATION. Any shareholder who is entitled to vote at a meeting of shareholders or to express consent, without a meeting, may authorize another person or persons to act for him by proxy, executed in writing by such shareholder or his duly authorized attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing it, except as otherwise provided by the Rhode Island Business Corporation Act.

•	INSPECTORS - APPOINTMENT. The directors, in advance of any meeting may appoint one or more inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector appointed, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The duties of any appointed inspectors shall be to determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and to receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder any appointed inspector or inspectors shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

•	QUORUM. A majority of the outstanding shares shall constitute a quorum at a meeting of shareholders for the transaction of any business. The holders of a majority of the shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

•	VOTING. Each share shall entitle the holder thereof to one vote. The affirmative vote of the majority of the shares represented at the meeting, a quorum being present, shall be the act of the shareholders, unless the vote of a greater number is required by the Rhode Island Business Corporation Act.

7. SHAREHOLDER ACTION WITHOUT MEETINGS. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if all the shareholders consent thereto in writing.

Except for those actions excluded by the provisions of the Rhode Island Business Corporation Act, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting upon the written consent of less than all the shareholders entitled to vote thereon if the shareholders who so consent would be entitled to cast at least the minimum number of votes which would be required to take such action at a meeting at which all shareholders entitled to vote thereon were present. In the event of such written action, prompt notice of such action shall be given to all shareholders who would have been entitled to vote upon the action if such meeting were held.

The written consents of the shareholders shall be filed with the minutes of proceedings of shareholders.

8. SHARES HELD FOR ACCOUNT. Pursuant to Section 7-1.1-2(f) of the Rhode Island Business Corporation Act, the Board of Directors of the corporation may adopt by resolution a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons.

ARTICLE II

GOVERNING BOARD

1. FUNCTIONS AND DEFINITIONS. The business and affairs of the corporation shall be managed by a Board of Directors. The use of the phrase full Board in these By-Laws refers to the total number of directors fixed in these By-Laws or by action of the shareholders. The Board of Directors shall have authority to fix the compensation of directors.

2. QUALIFICATIONS AND - NUMBER. A director need not be a shareholder or a resident of the State of Rhode Island. The initial Board of Directors shall consist of three persons, which is the number of directors fixed in the Articles of Incorporation to constitute the said initial Board of Directors. Thereafter the number of directors constituting the full board shall be at least one. Such number may be fixed by an increase or decrease thereof from time to time. Any change in such fixed number may be effected by action of shareholders or of the directors. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

3. ELECTION AND TERM. The initial Board of Directors shall consist of the person or persons named in the Articles of Incorporation to constitute said initial Board of Directors and shall hold office until the first annual meeting of shareholders and until his or their successors have been elected and qualified, or until his or their earlier resignation, removal from office, or death. Thereafter, directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without cause which are not filled at the meeting of shareholders at which any such removal has been effected, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors exists.

4. MEETINGS.

•	TIME. - Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

•	PLACE. Meetings shall be held at such place within or without the State of Rhode Island as shall be fixed by the Board.

•	CALL. Meetings may be called by the Chairman of the Board, if any, by the President, or by two directors if the Board consists of three or more directors.

•

NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and a place have been fixed Written notice of the time and place of special meetings of the board shall be given to each director either by personal delivery or by mail, telegram, or cablegram in sufficient time for the assembly of the directors thereat. Whenever any notice is required to be given to any director, a waiver thereof in writing signed by any such director, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of any director at a meeting shall constitute a waiver of notice of such meeting except where he attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

•	QUORUM AND ACTION. A majority of the full Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum exists, may adjourn a meeting to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment, and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors. Except as in these By-Laws otherwise provided, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

•	CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the President, if present and acting, or any other director chosen by the Board, shall preside.

5. REMOVAL OF DIRECTORS. Any or all of the directors may be removed, with or without cause, by the shareholders. Any one or more of the directors may be removed for cause by the Board of Directors. The provisions of this paragraph are subject to the requirements set forth in Section 7-1.1-36.1 of the Rhode Island Business Corporation Act.

6. COMMITTEES. Whenever the corporation shall have three or more direction, the Board of Directors, by resolution adopted by a majority of the full Board, may designate from among its members an Executive Committee and one or more other committees, each consisting of two or more directors, and each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board with the exception of any authority the delegation of which is prohibited by Section 7-1.1-38 of the Rhode Island Business Corporation Act. Any such committee shall act by a majority of its members. Neither the business to be transacted at, nor the purpose of, any meeting of the members of any committee need be specified in any written waiver of notice.

7. INFORMAL ACTION. Any action required to be taken at a meeting of the directors of the corporation, or any action which may be taken at a meeting of the directors or of a committee, if any, may be taken without a meeting if a consent in writing setting forth the action so taken, shall be signed by all of the directors, or all the members of the committee, if any, as the case may be.

8. TELEPHONE PARTICIPATION. Subject to the provisions required or permitted by the Rhode Island Business Corporation Act for notice of meetings, directors may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at such meeting.

ARTICLE III

OFFICERS

The directors shall elect a President, a Secretary, and a Treasurer and may elect or appoint a Chairman of the Board, one or more Vice-presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers and agents as they may determine. Any two or more offices may be held by the same person.

Officers shall have the powers and duties defined in the resolutions appointing them.

Any officer, or any agent elected or appointed by the Board of Directors, may be removed by the Board whenever in its judgment the best interests of the corporation will be served thereby.

ARTICLE IV

STATUTORY NOTICES TO - SHAREHOLDERS

The directors may appoint the Treasurer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to shareholders entitled thereto any special financial notice and/or any financial statement, as the case may be, which may be required by any provision of law, and which, more specifically, may be required by Sections 7-1.1-40 and 7-1.141 of the Rhode Island Business Corporation Act.

ARTICLE V

REGISTERED OFFICE, REGISTERED AGENT, BOOKS AND RECORDS

The address of the initial registered office of the corporation in the State of Rhode Island and the name of the initial registered agent of the corporation are set forth in the original Articles of Incorporation.

The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the shareholders, of the Board of Directors, and of committees of directors, if any, and shall keep at its registered office or principal place of business or at the office of its transfer agent or registrar, if any, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. Any books, records, and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

ARTICLE VI

CORPORATE SEAL

The corporate seal shall be in such form as the Board of Directors shall prescribe.

ARTICLE VII

FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VIII

CONTROL OVER BY-LAWS

After the initial By-laws of the corporation shall have been adopted by the initial Board of Directors of the corporation, the By-Laws may be amended by the directors; provided that any amendment to the By-Laws by the directors may be changed by the shareholders.

I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the By-Laws of COHOES FASHIONS OF CRANSTON, INC., a Rhode Island corporation, as in effect on the date hereof.

WITNESS my hand and the seal of the corporation.

Dated: August 11, 2005

/s/ Paula Brown
Assistant Secretary of COHOES FASHIONS OF CRANSTON, INC.

(SEAL)